UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 30, 2021
XPO LOGISTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32172	03-0450326

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
Five American Lane, Greenwich, Connecticut 06831
(Address of principal executive offices)
(855) 976-6951
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered

Common stock, par value $0.001 per share	XPO	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note
This Current Report on Form 8-K is being filed in connection with the closing on August 2, 2021 at 12:01 a.m. Eastern Time of the previously announced separation (the “Separation”) of the logistics segment of XPO Logistics, Inc. (“XPO” or the “company”) from the company’s transportation segment. The Separation was effected by the transfer of the logistics segment from the company to GXO Logistics, Inc. (“GXO”) and the distribution of all of the outstanding shares of GXO common stock to the company’s stockholders (the “Distribution”). The company’s stockholders of record as of the close of business on July 23, 2021 (the “Record Date”) received one share of GXO common stock for every one share of the company’s common stock held as of the Record Date. The company did not issue fractional shares of GXO common stock in the Distribution.
As a result of the Distribution, GXO is now an independent public company trading under the symbol “GXO” on the New York Stock Exchange.
Item 1.01.          Entry into a Material Definitive Agreement.
Spin-Off Agreements
In connection with the Distribution, the company entered into several agreements with GXO that govern the relationship of the parties following the Distribution, including a Separation and Distribution Agreement, a Transition Services Agreement, a Tax Matters Agreement, and an Employee Matters Agreement (each entered into on August 1, 2021), and an Intellectual Property License Agreement (entered into on July 30, 2021).
A summary of the material terms of these agreements can be found in the section entitled “Certain Relationships and Related Party Transactions” in the Information Statement, dated July 23, 2021, filed as Exhibit 99.1 to the company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on July 26, 2021, which is incorporated herein by reference. The summary is qualified in its entirety by reference to the Separation and Distribution Agreement, the Transition Services Agreement, the Tax Matters Agreement, the Employee Matters Agreement and the Intellectual Property License Agreement filed as Exhibits 2.1, 10.1, 10.2, 10.3, and 10.4, respectively, to this Current Report on Form 8-K, each of which is incorporated herein by reference.
ABL Credit Agreement
In connection with the Distribution, on July 30, 2021, the company entered into Amendment No. 6 to Second Amended and Restated Revolving Loan Credit Agreement (the “Amendment”), by and among the company, certain subsidiaries signatory thereto, the lenders party thereto and Morgan Stanley Senior Funding, Inc., in its capacity as agent (the “Agent”), amending that certain Second Amended and Restated Revolving Loan Credit Agreement, dated as of October 30, 2015 (as previously amended, amended and restated, supplemented or otherwise modified, the “Existing ABL Credit Agreement”), by and among the company, certain subsidiaries signatory thereto, the lenders party thereto and the Agent. The Amendment amended the Existing ABL Credit Agreement to, among other things: (i) reduce the aggregate commitments thereunder from $1.1 billion to $1.0 billion upon consummation of the Distribution and (ii) make certain other changes to the covenants and other provisions therein.
The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment filed as Exhibit 10.5 to this Current Report on Form 8-K, which is incorporated herein by reference.
Item 2.01.          Completion of Acquisition or Disposition of Assets.
The disclosure set forth in the “Introductory Note” above is incorporated by reference into this Item 2.01.
A copy of the press release issued by the company on August 2, 2021 announcing the completion of the Separation and the Distribution is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.02.          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Resignation of Directors
As previously disclosed on Current Reports on Form 8-K filed on July 13, 2021 and July 20, 2021, effective as of the completion of the Distribution, Gena Ashe, Marlene Colucci, Jason Papastavrou and Oren Shaffer resigned from the company’s board of directors and joined the board of directors of GXO.
Appointment of Directors
Effective as of the completion of the Distribution:
•Jason Aiken was appointed a director of the company and chairman of the Audit Committee. Mr. Aiken currently serves as senior vice president and chief financial officer of General Dynamics. Earlier, he served as senior vice president and chief financial officer of Gulfstream Aerospace Corporation, a General Dynamics subsidiary.
•Mary Kissel was appointed a director of the company and a member of the Compensation Committee. Ms. Kissel currently serves as executive vice president and senior policy advisor with Stephens Inc. She is a former senior advisor to the U.S. Secretary of State, and was previously with The Wall Street Journal as a member of the Editorial Board and editorial page editor for Asia-Pacific.
•Allison Landry was appointed a director of the company and a member of both the Audit Committee and the Compensation Committee. Ms. Landry is a former senior transportation research analyst with Credit Suisse, covering the trucking, railroad, airfreight and logistics industries.
•Johnny C. Taylor, Jr. was appointed a director of the company and chairman of the Compensation Committee. Mr. Taylor is currently president and chief executive officer of the Society for Human Resource Management (SHRM). He previously held executive positions with IAC/Interactive Corp, Viacom’s Paramount Pictures and Blockbuster Entertainment Group, among others.
A copy of the press release issued by the company on August 2, 2021 announcing that its new slate of directors became effective with the completion of the spin-off is filed as Exhibit 99.2 to this Current Report on Form 8-K.
Item 8.01.          Other Events.
On July 30, 2021, the company provided notice to Wells Fargo Bank, National Association (in such capacity, the “2024 Notes Trustee”) under that certain Indenture, dated as of February 22, 2019 (as amended, supplemented or otherwise modified from time to time, the “2024 Notes Indenture”), by and among the company, the guarantors party thereto and the 2024 Notes Trustee, that on August 15, 2021, subject to and conditioned upon consummation of the Distribution (which condition was satisfied on August 2, 2021), the company intends to redeem all $1.0 billion in aggregate principal amount of its outstanding 6.750% Senior Notes due 2024 at a redemption price of 103.375% of the principal amount thereof in accordance with the terms of the 2024 Notes Indenture.
On August 2, 2021, the company provided notice to The Bank of New York Mellon Trust Company, N.A. (in such capacity, the “2023 Notes Trustee”) under that certain Indenture, dated as of August 25, 2016 (as amended, supplemented or otherwise modified from time to time, the “2023 Notes Indenture”), by and among the company, the guarantors party thereto and the 2023 Notes Trustee, that on September 1, 2021, the company intends to redeem all $535 million in aggregate principal amount of its outstanding 6.125% Senior Notes due 2023 at a redemption price of 100.000% of the principal amount thereof in accordance with the terms of the 2023 Notes Indenture.
Item 9.01.          Financial Statements and Exhibits.
(b) Pro Forma Financial Information

The unaudited pro forma consolidated financial information of the company giving effect to the Separation and the Distribution, including the unaudited pro forma combined balance sheet as of March 31, 2021 and the unaudited pro forma combined statement of operations for the years ended December 31, 2020, 2019 and 2018, are attached hereto as Exhibit 99.3 and incorporated herein by reference.
(d) Exhibits.

Exhibit No.	Description
2.1	Separation and Distribution Agreement, dated as of August 1, 2021, by and between XPO Logistics, Inc. and GXO Logistics, Inc.
10.1	Transition Services Agreement, dated as of August 1, 2021, by and between XPO Logistics, Inc. and GXO Logistics, Inc.
10.2	Tax Matters Agreement, dated as of August 1, 2021, by and between XPO Logistics, Inc. and GXO Logistics, Inc.
10.3	Employee Matters Agreement, dated as of August 1, 2021, by and between XPO Logistics, Inc. and GXO Logistics, Inc.
10.4	Intellectual Property License Agreement, dated as of July 30, 2021, by and between XPO Logistics, Inc. and GXO Logistics, Inc.
10.5
Amendment No. 6 to Second Amended and Restated Revolving Loan Credit Agreement, dated as of July 30, 2021, by and among XPO Logistics, Inc., certain subsidiaries signatory thereto, the lenders party thereto and Morgan Stanley Senior Funding, Inc., as agent.

99.1	Press Release, dated August 2, 2021, announcing the completion of the separation
99.2	Press Release, dated August 2, 2021, regarding the board of directors
99.3	Unaudited pro forma consolidated financial information
104.1	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	August 3, 2021	XPO LOGISTICS, INC.

		By:	/s/ Ravi Tulsyan
			Name:	Ravi Tulsyan
			Title:	Deputy Chief Financial Officer & Treasurer